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                                                                    EXHIBIT 10.V

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
                             DISCOUNTED OPTION PLAN

     1. ESTABLISHMENT AND PURPOSE OF THE PLAN. White Mountains Insurance Group, Ltd. (the "Company") hereby establishes an unfunded plan to be known as the White Mountains Insurance Group Discounted Option Plan (the "Plan"). The purpose of the Plan is to attract and retain Executives through the grant of Options to acquire shares.

     2.   DEFINITIONS. As used herein, the following definitions shall apply:

          (a) "Administrator" shall mean the Compensation Subcommittee, or such other person, corporation, committee or entity as may be appointed from time to time by the Company to supervise the administration of the Plan.

          (b) "Award Date" shall mean the effective date of the Participant's Option Agreement.

          (c)  "Board" shall mean the Board of Directors of the Company.

          (d)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (e) "Committee" shall mean the Compensation Subcommittee of the Board, or any other committee appointed by the Board to administer and amend the Plan.

          (f)  "Employee" shall mean any employee of the Company.

          (g)  "Company" shall mean White Mountains Insurance Group, Ltd.

          (h) "Option" shall mean an option granted pursuant to this Plan to purchase one or more Shares.

          (i) "Option Agreement" means a written agreement evidencing the award of an Option under the Plan.

          (j) "Participant" shall mean any Employee to whom an Option is granted under the Plan.

          (k) "Plan" shall mean the White Mountains Insurance Group Discounted Option Plan, as amended from time to time.

          (l) "Shares" shall mean the shares of mutual funds, shares of common or preferred stock of a corporation listed or reported on a national securities

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               exchange or quotation system, or shares of a regulated investment company, as designated by the Administrator, or, shares of a nonpublicly traded company if approved by the Board. In no instance, however, may Shares include units of any money market funds or other cash equivalents. Shares subject to purchase pursuant to any Option shall also include any earnings on such shares subsequent to the Award Date.

          (m) "Termination of Employment" shall mean the date on which the employee ceases to perform services for the Company.

     3. TERM OF PLAN. The Plan shall become effective on March 1, 2000 and shall continue in effect until terminated pursuant to paragraph 19.

     4. SHARES SUBJECT TO OPTION EXERCISE. The aggregate number and types of Shares available for exercise pursuant to an Option will be designated in the Option Agreement and limited to all publicly traded securities and other securities subject to the approval of the Administrator, and nonpublicly traded securities approved by the Board.

     5. ELIGIBILITY. Eligibility to participate hereunder shall be limited to those Employees who meet the following requirements:

               (a) The Employee is a member of the select group of management or highly compensated Employees of the Company, and

               (b) The Employee is designated as eligible by the Administrator to receive Options under the Plan.

     6. GRANT OF OPTIONS. The Administrator shall authorize the grant of Options under the Plan from time to time. The Administrator, in its sole discretion, is authorized to select the eligible Employees who will receive Options and to determine the number of Options and the number of Shares under each Option. Options shall be granted by the Company and evidenced by written Option Agreements containing such terms and conditions as are approved by the Administrator. The Administrator shall authorize one or more individuals who shall have the authority to execute Option Agreements on behalf of the Company.

     7. DATE OF GRANT OF OPTIONS. The date of grant of an Option under the Plan shall, for all purposes, be the date selected by the Administrator as the Award Date of the Option, as indicated in the Option Agreement.

     8. OPTION PRICE. The Option Price for each Share shall be the greater of: a) 50 percent of the fair market value of a Share at the date of exercise, or, b) 25 percent of the fair market value of a Share on the date of grant of the Option. Fair market

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          value on any day of reference shall be the closing price of the Share on such date, unless the Administrator, in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the closing price of the Share on any business day shall be (i) if the Share is listed or admitted for trading on any United States national securities exchange, the last reported sale price of Share on such exchange, as reported in any newspaper of general circulation, (ii) if the Share is not listed or admitted for trading on any United States national securities exchange, the average of the high and low sale prices of the Share for such a day reported on The Nasdaq SmallCap Market or a comparable consolidated transaction reporting system, or if no sales are reported for such day, such average for the most recent business day within five business days before such day which sales are reported, or (iii) if neither clause (i) or (ii) is applicable, the average between the lowest bid and highest asked quotations for the Share on such day as reported by The Nasdaq SmallCap Market or the National Quotation Bureau, Incorporated, if at least two securities dealers have inserted both bid and asked quotations for the Share on at least 5 of the 10 preceding business days. The methodology for the determination of the value of nonpublicly traded securities will be left to the discretion of the Board.

     9. DIVIDENDS AND CAPITAL GAINS. Dividends and capital gains that are declared on optioned shares shall be deemed to create additional shares subject to the Option Agreement and are exercisable at the greater of: a) 50 percent of fair market value on the date of exercise, or, b) 25 percent of the fair market value on the date the dividend or capital gain distribution is declared. For example, assume options to purchase 1,000 shares are granted at an initial value of $25 per share with a total value of $25,000 and a net after exercise value of $12,500. If a dividend of $1 per share is declared while the option is outstanding and the underlying security is trading at $50 per share, an additional 20 shares ($1 X 1000 shares = $1,000 / $50 per share = 20 shares) will be deemed credited to the option award. The option award value at $50 per share would now total $51,000 (1020 shares X $50 per share) and the net after exercise value would be $25,500 (50% of the total value at exercise in this example).

     10. EXERCISE. Except as otherwise provided in an Option Agreement, all Options granted under the Plan will be vested at grant and therefore may be exercisable immediately.

     The Option may be exercised in full or in part from time to time within a period not to exceed thirty (30) years from the date of the grant as determined by the Option Agreement.

          Declared dividends and capital gains shall be attributed proportionally to option awards and will be deemed exercised when the underlying award is exercised. For example, if an original grant of 500 shares generated 50 shares from declared

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          dividends, an exercise of 100 of the originally granted options will result in the purchase of 110 shares in order to proportionally include the resulting declared dividends.

     In addition, all Options granted under the Plan may only be exercised subject to any other terms specified in the Option Agreement and if such terms conflict with the terms of this Plan, the terms of the Option Agreement control.

     11. LIMITATIONS ON OPTION DISPOSITION. Any Option granted under the Plan and the rights and privileges conferred therewith shall not be sold, transferred, encumbered, hypothecated or otherwise anticipated by the Participant other than by gift to any member of the Participant's immediate family (i.e. a child or children, a grandchild or grandchildren, or the participant's spouse) or by will or the laws of descent and distribution. Options shall not be subject to, in whole or in part, the debts, contracts, liabilities, or torts of the Participant, nor shall they be subject to garnishment, attachment, execution, levy or other legal or equitable process.

     12. LIMITATIONS ON OPTION EXERCISE AND DISTRIBUTION. In the event that the listing, registration or qualification of an Option or Shares on any securities exchange or under any state or federal law, or the consent of approval of any governmental regulatory body, or the availability of any exemption therefrom, is necessary as a condition of, or in connection with, the exercise of an Option, then the Option shall not be exercised in whole or in part until such listing, registration, qualification, consent or approval has been effected or obtained. Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation or liability to deliver any Shares under the Plan unless such delivery would comply with all applicable laws and all applicable requirements of any securities exchange or similar entity.

     13. OPTION FINANCING. Upon the exercise of any Option granted under the Plan, the Participant may instruct the Company to sell or deem to sell a number of Shares otherwise deliverable to the Participant and attributable to the exercise of the Option in order to pay the exercise price of the Option. The Company may, in its sole discretion, make financing available to the Participant to facilitate the exercise of the Option, subject to such terms as the Company may specify.

     14. WITHHOLDING OF TAXES. The Administrator may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company are required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option including, but not limited to, the withholding of the issuance of all or any portion of such Shares until the Participant reimburses the Company for the amount the Company are required to

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          withhold with respect to such taxes, canceling any portion of such issuance in an amount sufficient to reimburse itself for the amount it is required to so withhold, or taking any other action reasonably required to satisfy the Company withholding obligation.

     15. MODIFICATION OF OPTION. At any time and from time to time the Administrator may modify, extend, or renew or terminate any outstanding Option; provided, however, no such modification, extension, renewal or termination shall impair the rights of any Participant except to the extent necessary to comply with applicable federal or state laws or regulations, or with regulatory requirements, and in such event the Administrator may require immediate exercise of any outstanding option, and the Company shall take other appropriate action if necessary to cause the affected Participant to be made whole financially.

     16. SUBSTITUTION OF OPTION. If a Participant has been granted an Option to purchase Shares under an Option Agreement, then except as limited by the terms of the Option Agreement, the Participant may direct that the Option be converted into an Option to purchase other Shares as permitted by the Option Agreement. Such substitution shall only be allowed to the extent that, immediately following the substitution, the difference between the fair market value of the Shares subject to the substituted Option and the exercise price of the substituted Option is no greater than the difference which existed immediately prior to the substitution between the fair market value of the Shares subject to the original Option and the exercise price of the original Option. In no event shall a participant be permitted to make substitutions no more than four times each calendar year.

     17. ADMINISTRATION OF THE PLAN. The Administrator, in its sole discretion, is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to the Options granted under the Plan, to determine the form and content of Options to be issued under the Plan, and to make such other determinations and exercise such other power and authority as may be necessary or advisable for the administration of the Plan. No fee or compensation shall be paid to any Employee who provides services as the Administrator. The Administrator in its sole discretion may delegate and pay compensation for services rendered relating to the ministerial duties of plan administration including, but not limited to, selection of investments available under the Plan. Any determination made by the Administrator pursuant to the powers set forth herein are final, binding and conclusive upon each Participant and upon any other person affected by such decision, subject to the claims procedure hereinafter set forth. The Administrator shall decide any question which may arise regarding the rights of Employees, Participants and beneficiaries, and the amounts of their respective interests, adopt such rules and to exercise such powers as the Administrator may deem necessary for the administration of the Plan, and exercise any other rights, powers or privileges granted to the Administrator by the

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          terms of the Plan. The Administrator shall maintain full and complete records of its decisions. Its records shall contain all relevant data pertaining to the Participant and his rights and duties under the Plan. The Administrator shall have the duty to maintain Account records or all Participants. The Administrator shall cause the principal provisions of the Plan to be communicated to the Participants, and a copy of the Plan and other documents shall be available at the principal office of the Company for inspection by the Participants at reasonable times determined by the Administrator.

     18. CONTINUED EMPLOYMENT NOT PRESUMED. Nothing in the Plan or any document describing it nor the grant of an Option via an Option Agreement shall give any Participant the right to continue in employment with the Company or affect the right of the Company to terminate the employment of any such person with or without cause.

     19. AMENDMENT AND TERMINATION OF THE PLAN. The Company, in its sole discretion, may suspend or terminate the Plan at any time or from time to time. Upon termination of the Plan, the Administrator may require immediate exercise of any outstanding options. Additionally, the Administrator, in its sole discretion, may amend the Plan at any time or from time to time. No amendment, suspension, or termination shall impair the rights of any Participant under an outstanding Option Agreement except to the extent of the required immediate exercise provision outlined above and/or as provided in Section 15 above. The option holder shall be compensated for the early termination of outstanding options by a payment, approved by the Plan Administrator, and the Board, to make the employee whole for the early exercise of the outstanding options.

     20. GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of New Hampshire.

     21. SEVERABILITY OF PROVISIONS. Should any provision of the Plan be determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.

     22. HEDGE OF LIABILITY CREATED BY THE PLAN. At the sole discretion of the Company, the ability created by the exercise of the Options issued pursuant to the Plan may be offset by the Company entering into a hedging transaction. The hedging transaction may consist of the Company purchasing all of part of the Shares subject to the Options issued pursuant to the Plan, at date of grant of the Options or at any time during the Option exercise period. Nothing herein shall be construed to require the Company or the Administrator to maintain any fund or to segregate any amount for the benefit of any Participant, and no Participant or

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          other person shall have any claim against, right to, or security of other interest in, any fund, account or asset of the Company from which any payment under the Plan or pursuant to a Option Agreement may be made.

     23. CLAIMS PROCEDURE. In general, any claim for benefits under the Plan shall be filed by the Participant or beneficiary ("claimant") on the form prescribed for such purpose with the Administrator. If a claim for benefits under the Plan is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Administrator within a reasonable period of time after receipt of the claim by the Administrator. The claims procedure shall be as follows:

               (a) Any claimant who is denied a claim for benefits shall be furnished written notice setting forth:

                    (i)   the specific reason or reasons for the denial;

                    (ii) specific reference to the pertinent provision of the Plan upon which the denial is based;

                    (iii) a description of any additional material or
                          information necessary for the claimant to perfect the claim; and

                    (iv) an explanation of the claim review procedure under the Plan.

               (b) In order that a claimant may appeal a denial of a claim, the claimant's duly authorized representative may:

                    (i) request a review by written application to the Administrator, or its designate, no later than sixty
                          (60) days after receipt by the claimant of written notification of denial of a claim;

                    (ii)  review pertinent documents; and

                    (iii) submit issues and comments in writing.

               (c) A decision on review of a denied claim shall be made not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than one hundred and twenty (120) days after receipt of a request for review. The decision on a review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of the Plan on which the decision is based.

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     24.  DESIGNATION OF BENEFICIARY. A Participant, by filing the prescribed form with the Administrator (See Appendix A), may designate one or more beneficiaries and successor beneficiaries who shall be given the right to exercise Options in accordance with the terms of the Plan in the event of the Participant's death. In the event the Participant does not file a form designating one or more beneficiaries, or no designated beneficiary survives the Participant, the Option shall be exercisable by the individual to whom such right passes by will or the laws or descent and distribution.

     25. INTENT. The Plan is intended to be unfunded and maintained by the Company solely to provide options to a select group of management or highly compensated employees as such group is described under Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA") as interpreted by the U.S. Department of Labor. The Plan is not intended to be a plan described in Sections 401(a) or 457 of the Code. The obligation of the Company to deliver Shares subject to the Options granted under this Plan constitutes nothing more than an unsecured promise of the Company to fulfill such obligations and any property of the Company that may be set aside to permit it to fulfill such obligations under the Plan shall, in the event of the Company bankruptcy or insolvency, remain subject to the claims of the Company general creditors until such Options are exercised.